UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2004

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 20, 2004, CMS Energy Corporation filed a Certificate of Designation with the Michigan Department of Consumer & Industry Services, Bureau of Commercial Services, Corporation Department, amending its Restated Articles of Incorporation. The Certificate of Designation creates a new series of preferred stock entitled the 4.50% Cumulative Convertible Preferred Stock, Series B (liquidated preference $50 per share) (the "Preferred Stock"). The Certificate of Designation authorizes the issuance of 4,910,000 shares of the Preferred Stock. On December 9, 2004, CMS Energy Corporation completed an offer to exchange shares of the Preferred Stock for shares of a similar series of previously issued and outstanding preferred stock, as described in a Form 8-K filed on November 9, 2004. Holders of 4,910,000 shares of the previously issued and outstanding preferred stock tendered their shares for exchange and received 4,910,000 shares of Preferred Stock. The Certificate of Designation is attached as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

3.1 Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock, Series B of CMS Energy Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

December 22, 2004	By:	S. Kinnie Smith, Jr.

Name: S. Kinnie Smith, Jr.
Title: Vice Chairman of the Board and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock, Series B of CMS Energy Corporation